EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Akorn, Inc.
Lake Forest, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-124190, 333-161908, 333-179476, 333-195673, 333-215507, and 333-217666) of Akorn, Inc. of our reports dated February 28, 2018, relating to the consolidated financial statements and the effectiveness of Akorn, Inc.’s internal control over financial reporting, which appear in this Form 10K.

/s/ BDO USA, LLP
Chicago, Illinois

February 28, 2018